UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009

JAGGED PEAK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-31715	91-2007478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 250, Tampa FL 33607

(Address of principal executive offices – zip code)

(800) 430-1312

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See item 2.03 below.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

On December 17, 2009, Jagged Peak Inc. (“Jagged Peak”) entered into agreements with Moriah Capital, L.P. (“Moriah”) that will provide Jagged Peak with long term financing through a one and a half million dollar ($1,500,000) secured revolving note (the “Note”).

The Note has a term of fifteen months and has no amortization prior to maturity. The interest rate for the Note is prime plus six percent (6%), with a floor of eleven percent (11%) and interest is paid on a monthly basis. Loan advances pursuant to the Note are based on the accounts receivable balance and other assets. The Note is secured by all of the Company’s assets. Upon execution of the Note, one million dollars ($1,000,000) was advanced for the full repayment of debt owed to Laurus Master Fund, Ltd. and fees related to the execution and funding of the agreements.

The note is secured by all of Jagged Peak’s property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title or interests.

In connection with this agreement, Jagged Peak expects to incur certain cash expenses and issue approximately 829,250 Jagged Peak common shares. There is no registration rights associated with the issuance of these shares. These cash expenses and common shares are payable to Moriah and the financial advisor for placement of the Note.

Jagged Peak will use the proceeds from the Note to (i) repay in its entirety the debt to Laurus Master Fund, Ltd. (ii) provide additional working capital and (iii) invest in sales and marketing efforts to fuel the growth of the business. In addition, Jagged Peak issued 190,000 shares of common stock to Laurus Master Fund, Ltd. for the full satisfaction of the outstanding debt.

ITEM 7.01 REGULATION FD DISCLOSURE

TAMPA, Fla. – December 22, 2009 - Jagged Peak, Inc. (OTC Bulletin Board: JGPK), a global provider of enterprise commerce, demand management, and fulfillment solutions and services announced that it has secured debt financing from Moriah Capital, L.P. A copy of the release is attached as Exhibit 99.1.

The information furnished herein, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates them by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1	Press release dated December 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGGED PEAK, INC.

By:	/S/ ANDREW J. NORSTRUD
Name:	Andrew J. Norstrud
Title:	Chief Financial Officer

Date: December 22, 2009